UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016 (September 9, 2016)

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 429-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed on May 16, 2016, SandRidge Energy, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re SandRidge Energy, Inc., et al. These entities continue to operate as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On May 18, 2016, the Debtors filed the proposed Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, as described below (as amended, modified, or supplemented from time to time, the “Plan”).

On July 15, 2016, the Bankruptcy Court entered an order (i) approving the Debtors’ disclosure statement, (ii) approving solicitation and notice procedures for the Plan, (iii) approving the forms of ballots and notices in connection therewith, (iv) scheduling certain dates with respect thereto, and (v) granting related relief.

On September 9, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”). Although the Debtors are targeting occurrence of the Effective Date within the next 30 days, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•	Holders of claims under the Debtors’ existing first lien credit facility will receive their proportionate share of a new $425 million first lien reserve-based revolving credit facility and $35 million in cash.

•	Holders of claims under the Debtors’ existing second lien notes will receive their proportionate share of a new mandatorily convertible note and new common stock, equal to 83.5% of the total new common stock after conversion of the mandatorily convertible note, subject to dilution from various sources.

•	Holders of general unsecured claims against the Debtors will receive their proportionate share of $10 million in cash, $27 million in cash proceeds of a new $35 million mortgage note issued on certain real property, warrants to purchase new common stock, and new common stock representing 16.5% of the total new common stock after conversion of the mandatorily convertible note, subject to dilution from various sources.

•	Holders of certain trade claims against the Debtors were provided the option to elect to receive 12.5% of their allowed claim in cash in place of the treatment otherwise received by general unsecured claims.

•	Holders of Company preferred and common stock will receive no recovery on account of their equity interests.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date. All of the Company’s existing funded debt and preferred and common stock will be extinguished by the Plan.

Additional information regarding the classification and treatment of claims and interests can be found in Articles II and III of the Plan.

Capital Structure

Pursuant to the Plan, each share of the Company’s common stock outstanding immediately before the Effective Date (including all options and warrants to purchase such stock) will be cancelled and of no further force or effect after the Effective Date. As of August 31, 2016, there were 720,968,771 shares of the Company’s common stock outstanding. Under the Plan, the Debtors’ new organizational documents will become effective on the Effective Date. The Company’s new organizational documents will authorize the Company to issue shares of new common stock, certain of which will be issued to holders of allowed claims pursuant to the Plan on the Effective Date. In addition, on the Effective Date, the Company will enter into a registration rights agreement with certain shareholders.

Post-Emergence Governance and Management

On the Effective Date, the term of any current members of the board of directors of the Company will expire, and a new board of directors of the Company (the “New Board”) will take office. The Company’s New Board will initially consist of James D. Bennett, who is an existing director of the Company, together with Michael L. Bennett, John V. Genova, William M. Griffin and David J. Kornder.

Incentive Plan

On or after the Effective Date, the New Board is expected to adopt an equity incentive plan, the material terms of which will provide for equity or equity linked instruments providing for an aggregate of up to 10% pro forma ownership percentage of equity securities in the Company, which is protected from dilution by the warrants and mandatorily convertible notes to be issued under the Plan, and other terms and conditions generally consistent with those prevailing in the market.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the Securities and Exchange Commission on August 15, 2016.

Item 8.01.	Other Events.

On September 9, 2016, the Company issued a press release announcing the Confirmation Order. A copy of this press release is filed as Exhibit 99.2 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, dated September 2, 2016 (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto).

99.1	Findings of Fact, Conclusions of Law, and Order Confirming the Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, as entered by the Bankruptcy Court on September 9, 2016.

99.2	Press release issued by SandRidge Energy, Inc. dated as of September 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Date: September 14, 2016	By:	/s/ Julian Bott
Name: Julian Bott
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

2.1	Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, dated September 2, 2016 (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto).

99.1	Findings of Fact, Conclusions of Law, and Order Confirming the Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, as entered by the Bankruptcy Court on September 9, 2016.

99.2	Press release issued by SandRidge Energy, Inc. dated as of September 9, 2016.